UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 10, 2005

Badger Paper Mills, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-00795	39-0143840
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149
(Address of principal executive offices, including zip code)

(715) 582-4551
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        At the annual meeting of shareholders held on May 10, 2005, the shareholders of Badger Paper Mills, Inc. (the “Company”) approved the following two amendments, which were approved by the Company’s board of directors on December 15, 2004 subject to shareholder approval, to the Badger Paper Mills, Inc. 2001 Director Stock Grant Plan (the “2001 Director Plan”):

• an amendment to increase the number of shares of the Company’s common stock that are reserved for issuance under the 2001 Director Plan from 60,000 shares to 160,000 shares; and

• an amendment to provide that the 2001 Director Plan automatically will terminate on July 1, 2010.

        The amendment to increase the number of shares of Common Stock reserved for issuance under the 2001 Director Plan was needed because, as of December 31, 2004, only 4,285 shares remained available for grant under the 2001 Director Plan. In order for directors to continue to receive shares of common stock in payment of a portion of their director fees, additional shares needed to be reserved for issuance under the 2001 Director Plan.

        The purpose of the amendment to automatically terminate the 2001 Director Plan on July 1, 2010, which is the tenth anniversary of the 2001 Director Plan’s original effective date, was to comply with requirements of recently-enacted rules promulgated by The Nasdaq Stock Market, Inc.

        The purpose of the 2001 Director Plan is to promote the best interests of the Company and its shareholders by providing a means to attract and retain competent directors and to provide opportunities for additional stock ownership by such directors, which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company. In addition, by awarding stock instead of cash compensation, the Company preserves cash for the operations of the Company.

        The following is a brief description of the material terms of the 2001 Director Plan, as amended and restated effective December 15, 2004:

    •       The 2001 Director Plan is administered and reviewed by the Company’s board of directors. The Board has authority to adopt such rules and regulations for carrying out the 2001 Director Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the 2001 Director Plan or any related documents is final.

• 160,000 shares of common stock are reserved for issuance under the 2001 Director Plan, subject to certain adjustments.

• Shares delivered under the 2001 Director Plan will be made available from the Company’s presently authorized but unissued shares, treasury shares, or a combination thereof.

    •       In the event of any change in the Company’s common stock by reason of a declaration of a stock dividend, spin-off, merger, consolidation, recapitalization, or other corporate event, the aggregate number of shares reserved under the 2001 Director Plan will be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the plan.

    •       Under the 2001 Director Plan, each director receives, in lieu of payment in cash of a portion of such director’s retainer fee, a grant of shares of the Company’s common stock on the 15th day of March, June, September and December in each year of service as a member of the Company’s board of directors. The number of shares received is determined using a portion of the director’s quarterly retainer fee (one-half, or $2,000, in 2005) and the average closing price of the Company’s common stock on The Nasdaq SmallCap Market for the five trading days prior to the date of issuance. Currently, there are seven directors receiving retainer fees and, therefore, eligible to participate in the 2001 Director Plan.

    •       Shares acquired under the 2001 Director Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which is exempt from registration under such Act.

• The 2001 Director Plan will terminate on July 1, 2010.

• The Company’s board of directors may amend the 2001 Director Plan at any time or from time to time in any manner that the board may deem appropriate.

        The 2001 Director Plan, as amended and restated effective December 15, 2004, is attached as Exhibit 99 hereto and is incorporated herein by reference. The above-referenced summary of such 2001 Director Plan is qualified in its entirety by reference to Exhibit 99.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Badger Paper Mills, Inc. 2001 Director Stock Grant Plan (As Amended and Restated Effective December 15, 2004).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER PAPER MILLS, INC.
Date: May 16, 2005	By: /s/ Paul M. Bouthilet
Paul M. Bouthilet
Vice President, Chief Financial Officer, Secretary and Treasurer

BADGER PAPER MILLS, INC.

Exhibit Index to Current Report on Form 8-K
Dated May 16, 2005

Exhibit
Number

(99)	Badger Paper Mills, Inc. 2001 Director Stock Grant Plan (As Amended and Restated Effective December 15, 2004).